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                                                                    EXHIBIT 10.3

                    NAVISTAR 1994 PERFORMANCE INCENTIVE PLAN
                         Amended as of December 16, 1997


                                    SECTION I

                            ESTABLISHMENT OF THE PLAN

      The Board of Directors of Navistar International Corporation approved the establishment of the Navistar 1994 Performance Incentive Plan ("Plan"). The Plan replaces the Navistar 1988 Performance Incentive Plan which consolidated and modified the Corporation's Annual Incentive Plan, the Long Term Incentive Plan and the 1984 Stock Option Plan into one plan.


                                   SECTION II

                               PURPOSE OF THE PLAN

      The purpose of the Plan is to enable the Corporation and its subsidiaries to attract and retain highly qualified personnel, to provide key employees who hold positions of major responsibility the opportunity to earn incentive awards commensurate with the quality of individual performance, the achievement of performance goals and ultimately the increase in shareowner value.

                                   SECTION III

                                   DEFINITIONS

      For the purposes of the Plan, the following words and phrases shall have the meanings described below in this Section III unless a different meaning is plainly required by the context.

      (1) "Annual Incentive Award" means an award of cash approved by the Committee based on the level of achievement attained against annual performance goals approved by the Committee on or prior to the commencement of the applicable Fiscal year.

      (2)       "Award" means an award made under the Plan.

      (3) "Board of Directors" means the Board of Directors of Navistar International Corporation.




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      (4)       "Change in Control"  shall be deemed to have occurred if (A) any
                "Person" or "group" (as such terms are used in Section 13 (d) and 14 (d) of the Securities Exchange Act of 1934) other than employee or retiree benefit plans or trusts sponsored or
                established  by  the   Corporation  or  Navistar   International
                Transportation Corp. ("NITC") is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding securities, (B) as the result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets, proxy or consent solicitation, contested election or substantial stock accumulation (a "Control Transaction"), the members of the Board of Directors of the Corporation immediately prior to the first public announcement relating to such Control Transaction shall immediately thereafter, or within two years, cease to constitute a majority of the Board of Directors of the Corporation or (C) any dissolution or liquidation of the Corporation or NITC or an agreement for the sale or disposition of all or substantially all (more than 50%) of the assets of the Corporation or NITC occurs. Notwithstanding the foregoing, the sale or disposition of any or all of the assets or stock of Navistar Financial Corporation shall not be deemed a Change in Control.

      (5) "Committee" means the Committee on Organization of the Board of Directors.

      (6)      "Common Stock" means the common stock of the Corporation.

      (7)      "Corporation" means Navistar International Corporation.

      (8) "Employee" means a person regularly employed by the Corporation or any subsidiary of the Corporation, including its officers.

      (9) "Fair Market Value" means the average of the high and the low prices of a share of Common Stock on the effective date of grant as set forth in the New York Stock Exchange Composite Transactions listing published in the Midwest Edition of The Wall Street Journal or equivalent financial publication.

      (10)      "Fiscal Year" means the fiscal year of the Corporation.

      (11) "Incentive Stock Option" means a right, as evidenced by an agreement between the Participant and the Company in a form approved by the Committee, to purchase a certain number of shares of Common Stock at Fair Market Value for a period of ten
                (10) years from the date of grant which options are designed to meet the requirements set out under Section 422 of the Internal Revenue Code.




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      (12)      "Long-term  Incentive Award" means an award of Restricted Shares for a long-term cycle, the amount of the award and the length of the cycle will be determined by the Committee.

      (13) "Nonqualified Stock Option" means a right, as evidenced by an agreement between the Participant and the Company in a form approved by the Committee, to purchase a certain number of shares of Common Stock at Fair Market Value for a period of ten
                (10) years and one day from the date of grant on which options are stated not to be qualified as incentive stock options under
                Section 422 of the U.S. Internal Revenue Code.

      (14) "Participant" means an Employee selected by the Corporation for participation in the Plan.

      (15) "Plan" means the Navistar 1994 Performance Incentive Plan as set forth herein and as it may be amended hereafter from time to time.

      (16) "Qualified Retirement" means a retirement from employment of the Corporation or any of its subsidiaries at any time after the attainment of age fifty-five (55) with at least ten (10) years of credited service as defined by the applicable retirement plan.

      (17) "Restricted Share" means a share of Common Stock awarded to a Participant by the Committee without payment by the Participant which is restricted as to sale or transfer and subject to forfeiture pursuant to terms established by the Committee at the time of issuance.

      (18) "Stock Option" means either an Incentive Stock Option or a Nonqualified Stock Option.

                                   SECTION IV

                                   ELIGIBILITY

      Management will, from time to time, select and recommend to the Committee Employees who are to become Participants in the Plan. Such Employees will be selected from those who, in the opinion of management, have substantial responsibility in a managerial or professional capacity. Employees selected for participation in the Plan may not concurrently participate in any other annual performance, long term performance, sales incentive or profit sharing plan of the Corporation or any of its subsidiaries except as specifically approved by the Committee.




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                                    SECTION V

                             ANNUAL INCENTIVE AWARDS

      (1) On or before the commencement of each Fiscal Year, the Committee will approve performance goals for corporate achievement for such Fiscal Year, and the amount of the Annual Incentive Awards for such Fiscal Year will be based on the level of achievement attained against previously approved performance goals. The Committee also will approve an award percentage for each organization level for each performance goal.

      (2)       Performance  goals  for  Annual  Incentive  Awards  will  not be
                increased  or   decreased   within  a  Fiscal  Year  except  for
                extraordinary circumstances approved by the Committee.

      (3) An Annual Incentive Award determination will be made by the Committee when the financial results and performance levels for a Fiscal Year are presented to the Committee by management.

      (4) Payment of an Annual Incentive Award will be made in cash to the Participant as soon as practicable after an Annual Incentive Award determination has been made by the Committee. A Participant who is not an Employee at the end of a Fiscal Year will not be entitled to an Annual Incentive Award for that Fiscal Year unless the Committee determines otherwise.


                                   SECTION VI

                           LONG TERM INCENTIVE AWARDS

      (1) On or before the commencement of each Fiscal Year, the Committee will approve performance goals for corporate achievement for a long-term cycle as determined by the Committee. The amount of any Long Term Incentive Award earned shall be based on the cumulative level of performance attained against the approved performance goals.

      (2) Criteria for Long Term Incentive Awards will not be increased or decreased for any long-term cycle which has begun except for extraordinary circumstances approved by the Committee.

      (3) Separate Long-term Incentive Award determinations will be made by the Committee for each long term cycle.




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      (4)       Restricted  Shares  will be  awarded  by the  Committee  to each
                Participant approved by the Committee at the beginning of each cycle unless to do so would present a substantial risk of causing the Corporation to undergo an ownership change, as such term is defined in Section 382 of the Internal Revenue Code, in which event the Committee shall delay the award until there is no longer such a risk. The amount to be awarded will be pursuant to a formula approved by the Committee which will be based on the ability of the Participant to contribute to the efforts to achieve the performance goals approved by the Committee for the applicable cycle. The Committee shall designate which shares shall be subject to performance goals. The Committee will make the final Long-Term Award determination. No fractional shares will be issued. A Participant who quits or is involuntarily separated will forfeit any Restricted Shares. Any Restricted Shares forfeited shall be forfeited (i) to the Company or (ii) if the forfeiture to the Company creates a substantial risk of an ownership change under Section 382 of the Internal Revenue Code, then to the salaried and hourly pension trusts of the Corporation's principal operating subsidiary pro rata based on assets held in the trusts as of the beginning of the prior plan year. If a Participant dies, becomes permanently and totally
                disabled,   or  retires  pursuant  to  a  Qualified  Retirement,
                Restricted Shares previously awarded which are subject to performance goals, will be retained until the shares are earned or forfeited for failure to meet the performance goals.

      (5) A Participant may elect, subject to the provisions of Section VII(2), to pay any withholding tax due on Stock Options or on Restricted Shares awarded pursuant to the Plan either (i) by cash including a personal check made payable to the Corporation or (ii) by delivering at Fair Market Value unrestricted Common Stock already owned by the Participant or (iii) by any combination of cash or unrestricted Common Stock. If the Participant is an officer of the Corporation who is subject to
                Section 16(b) of the Securities Exchange Act of 1934, he or she may make an election pursuant to (ii) or (iii) above only if it is made in writing (a) at least six (6) months following the date of grant of an option or an award and at least six (6) months prior to the date on which the amount of the minimum required withholding tax related to the option or award is determined or (b) within a ten-day period following the release of the Corporation's annual or quarterly financial results. Once an officer, who is subject to Section 16(b) of the Securities Exchange Act of 1934, makes an election pursuant to (ii) or
                (iii) above with respect to a specific option or award, it shall be irrevocable unless the election is disapproved by the Committee at its next meeting following the election. If the redemption of shares by the Corporation to pay withholding taxes would present a substantial risk of causing an ownership change under Section 382 of the Internal Revenue Code, the Corporation may refuse the redemption. In such a case of refusal to redeem by the Corporation, the Participant would be permitted to sell sufficient shares to pay any withholding taxes due.



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                                   SECTION VII

                                  STOCK OPTIONS

      (1) The Committee may grant Nonqualified Stock Options or Incentive Stock Options or a combination of both to Participants in the amount and at the time that the Committee approves. Option grants shall be limited to a maximum of 50,000 shares per year for any Participant.

      (2) Unless otherwise determined by the Committee, a Stock Option granted under the Plan will become exercisable in whole or in part after the commencement of the second year of the term of the Stock Option to the extent of one third of the shares, to the extent of one third of the shares after commencement of the third year, and to the extent of one third of the shares after commencement of the fourth year. The Committee will be authorized to establish the manner of exercise of a Stock Option. The effective date of the grant of a Stock Option will, unless the Committee expressly determines otherwise, be the business day on which the Committee approves the grant of such Stock Option, provided that such grant will expire if a written option agreement is not signed by the Participant receiving a Stock Option and delivered to the Corporation within thirty (30) days of such approval by the Committee. The option can be exercised in whole or in part through cashless exercises or other arrangements through agents, including stock brokers, under arrangements established by the Corporation by paying the amounts required by instructions issued by the Secretary of the Corporaton for the exercise of the options. If an exercise is not covered by instructions issued by the Corporate Secretary, the purchase price is to be paid in full to the Corporation upon the exercise of a Stock Option either (i) by cash including a personal check made payable to the Corporation; (ii) by delivering at Fair Market Value unrestricted Common Stock already owned by the Participant for six months or more or (iii) by any combination of cash and unrestricted Common Stock, and in either case, by payment to the Corporation of any withholding tax. In no event may successive simultaneous pyramiding be used to exercise an Option. If permitting the exercise of a Stock Option at the time notice of intent is given by the Participant to the Corporation would present a substantial risk of causing an ownership change under Section 382 of the Internal Revenue Code, the Corporation may refuse to permit the exercise in which event as soon as the Corporation determines that a substantial risk of causing an ownership change no longer exists, it will issue shares of Common Stock equal in value to the difference between the exercise price per share and the market price per share times the number of shares covered by the exercise plus interest on the total for the period of the delay calculated at the composite prime rate of interest to corporate borrowers as published in The Wall Street Journal. The Committee also will be authorized in its discretion to prescribe in the option agreement for the exercise of the Stock Option in specific installments. A Stock Option granted under the Plan will be exercisable during such period as the Committee may determine, and will be subject to earlier




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                termination as hereinafter provided. In no event, however, may a
                Stock Option governed by the Plan be exercised after the expiration of its term. Except as provided herein, no Stock Option may be exercised at any time unless the Participant who holds the Stock Option is then an Employee. The Participant who holds a Stock Option will have none of the rights of a shareowner with respect to the shares subject to a Stock Option until such shares are issued upon the exercise of a Stock Option. Shares which otherwise would be delivered to the holder of a Stock Option may be delivered, at the election of the holder, to the Corporation in payment of Federal, state and/or local withholding taxes due in connection with an exercise.

      (3) Neither the Corporation nor any subsidiary may directly or indirectly lend money to any Participant for the purpose of assisting the individual to acquire shares of Common Stock issued upon the exercise of Stock Options granted under the Plan.

      (4) In the event of the termination of the employment of a Participant who holds an outstanding Stock Option, other than by reason of death, total and permanent disability or a Qualified Retirement, the Participant may (unless the Stock Option shall have been previously terminated) exercise the Stock Option at any time within three (3) months after such termination, but not after the expiration of the term of the grant, to the extent of the number of shares which were exercisable at the date of the termination of employment. Stock Options governed by the Plan will not be affected by any change of employment so long as the Participant continues to be an Employee.

      (5) Except as provided in the last two sentences of this Section VII(5), in the event of Qualified Retirement or total and permanent disability, a Participant who holds an outstanding Stock Option may exercise the Stock Option, to the extent the option is exercisable or becomes exercisable under its terms, at any time within three years after such termination or, if later, the date on which the option becomes exercisable with respect to such shares, but not after the expiration of the term of the grant. In the event of the death of a Participant who holds an outstanding Stock Option, the Stock Option may be exercised by a legatee, or by the personal representatives or distributees, at any time within a period of two (2) years after death, but not after the expiration of the term of the grant. If death occurs while employed by the Corporation or a subsidiary, or during the three-year period specified in the first sentence of this paragraph, options may be exercised to the extent of the remaining shares covered by Stock Options whether or not such shares were exercisable at the date of death. If death occurs during the three-month period specified in Section VII(4) Stock Options may be exercised to the extent of the number of shares which were exercisable at the date of death. Notwithstanding the other provisions of this Section VII(5), no option which is not exercisable at the time of a retirement shall become exercisable after such retirement if, without the written consent of the Corporation, a Participant engages in a business, whether as owner, partner,




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                officer,  employee,  or otherwise,  which is in competition with
                the   Corporation  or  one  of  its   affiliates,   and  if  the
                Participant's participation in such business is deemed by the Corporation to be detrimental to the best interests of the Corporation. The determination as to whether such business is in competition with the Corporation or any of its affiliates, and whether such participation by such person is detrimental to the best interests of the Corporation, shall be made by the Corporation in its absolute discretion, and the decision of the Corporation with respect thereto, including its determination as
                to  when  the   participation  in  such   competitive   business
                commenced, shall be conclusive.


                                  SECTION VIII

                                RESTRICTED SHARES

      (1) In addition to the Restricted Shares which the Committee may award pursuant to Section VI(4), the Committee also may award Restricted Shares to individuals recommended by management for either retention or performance purposes or as part of an employment agreement.

      (2) The Participant will be entitled to all dividends paid with respect to all Restricted Shares awarded under the Plan during the period of restriction and will not be required to return any such dividends to the Corporation in the event of the forfeiture of the Restricted Shares. The Participant also will be entitled to vote Restricted Shares during the period of restriction.

      (3) All Restricted Share certificates awarded under the Plan are to be delivered to the Participant with an appropriate legend imprinted on the certificate.


                                   SECTION IX

                   ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

      Notwithstanding any other provision of the Plan, the option agreements may contain such provisions as the Committee determines to be appropriate for the adjustment of the number and class of shares, subject to each outstanding Stock Option, the option prices in the event of changes in, or distributions with respect to, the outstanding Common Stock by reason of stock dividends, recapitalizations, mergers, consolidations, split-ups, combinations or exchanges of shares, spinoffs and the like, and, in the event of any such changes in, or distribution with respect to, the outstanding Common Stock, the aggregate number and class of shares available under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive.




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                                    SECTION X

                           ADMINISTRATION OF THE PLAN

      Full power and authority to construe, interpret and administer the Plan is vested in the Committee. Decisions of the Committee will be final, conclusive and binding upon all parties, including the Corporation, shareowners and employees. The foregoing will include, but will not be limited to, all determinations by the Committee as to (a) the approval of Employees for participation in the Plan, (b) the amount of the Awards, (c) the performance levels at which different percentages of the Awards would be earned and all subsequent adjustments to such levels and (d) the determination of all Awards. Any person who accepts any Award hereunder agrees to accept as final, conclusive and binding all determinations of the Committee. The Committee will have the right, in the case of employees not employed in the United States, to vary from the provision of the Plan to the extent the Committee deems appropriate in order to preserve the incentive features of the Plan.


                                   SECTION XI

                                 NON-ASSIGNMENT

      Awards under the Plan may not be assigned or alienated. In case of a Participant's death, the amounts distributable to the deceased Participant under the Plan with respect to which a designation of beneficiary has been made (to the extent it is valid and enforceable under applicable law) shall be distributed in accordance with the Plan to the designated beneficiary or beneficiaries. The amount distributable to a Participant upon death and not subject to such a designation shall be distributed to the Participant's estate. If there is any question as to the right of any beneficiary to receive a distribution under the Plan, the amount in question may be paid to the estate of the Participant, in which event the Corporation will have no further liability to anyone with respect to such amount.


                                   SECTION XII

                              RIGHTS OF PARTICIPANT

      To the extent that any Participant, beneficiary or estate acquires a right to receive payments or distributions under the Plan, such right will be no greater than the right of a general unsecured creditor of the Corporation. All payments and distributions to be made hereunder will be paid from the general assets of the Corporation. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create any contracted right or trust of any kind or fiduciary relationship between the Corporation and any Participant, beneficiary or estate.




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                                  SECTION XIII

                     MODIFICATION, AMENDMENT OR TERMINATION

      The Committee may modify without the consent of the Participant (i) the Plan, (ii) the terms of any option previously granted or (iii) the terms of Restricted Shares previously awarded at any time, provided that, no such modification will, without the approval of the shareowners of the Corporation, increase the number of shares of Common Stock available hereunder. The Committee may terminate the Plan at any time.


                                   SECTION XIV

                              RESERVATION OF SHARES

      Each fiscal year, there will be reserved for issue under the Plan one (1) percent of the outstanding shares of Common Stock including Class B Common Stock of the Corporation as determined by the number of shares outstanding as of the end of the immediately preceding fiscal year. No more than Five Hundred Thousand (500,000) shares shall be granted as Incentive Stock Options in any calendar year. Such shares may be in whole or in part, as the Board of Directors shall from time to time determine, authorized and unissued shares of Common Stock or issued shares of Common Stock which shall have been reacquired by the Corporation. If less than one (1) percent of the shares is granted or awarded in any fiscal year, the difference will be available for use in the following year only and if not used in the following year, those shares will no longer be available. Any shares available from the prior year will be the last shares to be granted or awarded.


                                   SECTION XV

                               AGREEMENT TO SERVE

      Each Participant receiving a Nonqualified Stock Option or an Incentive Stock Option shall, as one of the terms of the option agreement, agree to remain in the service of the Corporation or of one of its subsidiaries for a period of at least one (1) year from the date of granting the option. Such service will (subject to the provisions of any contract between the Corporation or any such subsidiary and such Participant) be at the pleasure of the Corporation or of such subsidiary and at such compensation as the Corporation or such subsidiary shall determine from time to time. Any termination of a Participant's service for any reason other than death, permanent and total disability or Qualified Retirement during such period shall be deemed a violation of the Agreement contained in this Section. In the event of such violation, any Nonqualified Stock Option or Incentive Stock Option held by the Participant under the Plan will immediately be canceled. Nothing in the Plan will confer on any Participant any right to continue in the employ of the Corporation or any of its subsidiaries or interfere with or prevent in any way the right of the Corporation or any of its subsidiaries to terminate a Participant's employment at any time for any reason.




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                                   SECTION XVI

                                CHANGE IN CONTROL

      Notwithstanding any provision contained herein to the contrary, in the event of a Change in Control, all awarded Restricted Shares will immediately be free of all restrictions and performance contingencies and will be deemed fully earned and not subject to forfeiture and all outstanding options governed by the Plan will be immediately exercisable and shall continue to be exercisable for a period of three (3) years from the date of the Change in Control regardless of the original term or employment status, except that the term of any Incentive Stock Option shall not be extended beyond ten (10) years from the date of grant.


                                  SECTION XVII

                              LIMITATION OF ACTIONS

      Every right of action by or on behalf of the Corporation or any shareowner against any past, present or future member of the Board of Directors, officer or Employee arising out of or in connection with the Plan will, irrespective of the place where action may be brought and irrespective of the place of residence of any such director, officer or employee, cease and be barred by the expiration of three years from whichever is the later of (a) the date of the act or omission in respect of which such right of action arises or (b) the first date upon which there has been made generally available to shareowners an annual report of the Corporation and a proxy statement for the annual meeting of shareowners following the issuance of such annual report, which annual report and proxy statement alone or together set forth, for the related period, the aggregate amount of Awards under the Plan during such period; and any and all right of action by an Employee (past, present or future) against the Corporation arising out of or in connection with the Plan shall, irrespective of the place where action may be brought, cease and be barred by the expiration of three (3) years from the date of the act or omission in respect of which such right of action arises.


                                  SECTION XVIII

                                  GOVERNING LAW

      The Plan will be governed by and interpreted pursuant to the laws of the State of Delaware, the place of incorporation of the Corporation.




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


                                   SECTION XIX

                               SUBSIDIARIES' PLANS

      To the extent determined by the Committee, any subsidiary may, without regard to the limitations under the Plan, have a separate incentive plan or program. The Committee will have exclusive jurisdiction and sole discretion to approve or disapprove any such plan or program and, from time to time, to amend, modify, or suspend any such plan or program. Individuals eligible for Awards under any such plan or program will not be considered Employees eligible for Awards under the Plan, unless otherwise determined by the Committee. No provision of any such plan or program will be included in, or considered a part of, the Plan and any awards made under any such plan or program will not be charged against the aggregate amount available under the Plan unless otherwise determined by the Committee.

                                   SECTION XX

                                 EFFECTIVE DATE

      The effective date of the Plan shall be December 16, 1993, if approved by the shareowners at the 1994 Annual Meeting, and the Plan shall continue in effect for ten (10) years from the effective date.




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